Exhibit 99.1

News Release

Enbridge Energy Partners Reports 2012 Earnings and Announces 2013 Financial Guidance

HOUSTON, TX—February 13, 2013—Enbridge Energy Partners, L.P.’s (NYSE:EEP) (“Enbridge Partners” or “the Partnership”) key financial results for the fourth quarter of 2012, compared to the same period in 2011, were as follows:

	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions except per unit amounts)	2012	2011	2012	2011
Net income	$54.3	$227.4	$493.1	$624.0
Net income per unit	0.07	0.64	1.27	1.99
Adjusted EBITDA (1)	267.5	295.4	1,144.1	1,182.9
Adjusted net income	87.2	116.4	410.2	464.6
Adjusted net income per unit	0.18	0.32	0.99	1.39

(1)	Includes non-controlling interest.

Adjusted net income for the three and twelve month periods ended December 31, 2012, reported above, eliminates the impact of: (a) additional environmental costs, net of insurance recoveries, associated with the incidents on Lines 14 and 6B; and (b) non-cash, mark-to-market net gains and losses; among other adjustments. Refer to the Non-GAAP Reconciliations table below for additional details.

Adjusted net income of $87.2 million for the fourth quarter of 2012 was $29.2 million lower than the same period from the prior year primarily due to lower natural gas liquids (“NGL”) prices and increased operating and administrative expenses.

“Adjusted earnings for 2012 are not reflective of our expectations primarily as a result of weak natural gas and NGL prices that impacted our performance. While we believe natural gas and NGL fundamentals will gradually improve, we remain focused on our objective of delivering sustainable and prudent growth to our unitholders,” said Mark Maki, President of the Partnership. “Above all else, Enbridge and the Partnership are committed to achieving industry leadership in the areas of safety and integrity and we continue to make the operating and capital investments necessary to achieve this objective,” added Maki.

“The long-term outlook for the Partnership remains strong. Our $8.5 billion secured growth program is proceeding on schedule and will progressively transform the Partnership towards an even lower risk business model as the cash flows are secured predominantly by long-term, low-risk commercial frameworks such as cost-of-service or demand-based contract structures. The Partnership’s distributable cash flow growth will begin to accelerate once these accretive growth projects enter service, which will solidify our long-term distribution growth outlook of 2 to 5 percent annually. We expect business fundamentals will continue to improve later in 2013. As a result, we estimate the Partnership’s EBITDA for 2013 will increase in excess of 10% and will be between $1,250 million and $1,350 million,” noted Maki.

COMPARATIVE EARNINGS STATEMENT

	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions except per unit amounts)	2012	2011	2012	2011
Operating revenue	$1,771.2	$2,076.7	$6,706.1	$9,109.8
Operating expenses:
Cost of natural gas	1,249.4	1,603.9	4,570.1	7,100.1
Environmental costs, net of recoveries	17.7	(158.1)	(91.3)	(113.3)
Oil measurement adjustments	(2.4)	(1.9)	(11.5)	(63.4)
Operating and administrative	224.5	189.0	852.0	705.0
Power	32.2	37.6	148.8	144.8
Depreciation and amortization	88.3	82.9	344.8	339.8
Operating income	161.5	323.3	893.2	996.8
Interest expense	96.2	84.0	345.0	320.6
Other income	5.6	0.5	10.0	6.5
Income before income tax expense	70.9	239.8	558.2	682.7
Income tax expense	1.7	0.2	8.1	5.5
Net income	69.2	239.6	550.1	677.2
Less: Net income attributable to noncontrolling interest	14.9	12.2	57.0	53.2
Net income attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$54.3	$227.4	$493.1	$624.0
Less: Allocations to General Partner	31.2	52.4	123.9	103.5
Net income allocable to Limited Partners	$23.1	$175.0	$369.2	$520.5
Weighted average Limited Partner units (millions)	302.9	276.4	290.6	262.3
Net income per Limited Partner unit (dollars)	$0.07	$0.64	$1.27	$1.99

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in the Partnership’s financial results, comparing the three month period ended December 31, 2012 with the same period of 2011. The comparison refers to adjusted operating income, which excludes the effect of non-cash and nonrecurring items (see Non-GAAP Reconciliations section below).

Adjusted Operating Income	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions)	2012	2011	2012	2011
Liquids	$133.0	$161.5	$601.0	$627.0
Natural Gas	42.9	51.4	198.9	216.7
Marketing	(1.4)	(1.2)	(8.3)	(1.5)
Corporate	(0.9)	0.3	(2.3)	(2.2)
Adjusted operating income	$173.6	$212.0	$789.3	$840.0

Liquids – For the three month period ended December 31, 2012, adjusted operating income for the Liquids segment decreased $28.5 million from $161.5 million for December 31, 2011 to $133.0 million. Higher revenues from an increase in index transportation rates, in addition to higher storage revenues from the Partnership’s Cushing storage facilities, were more than offset by lower volumes on our liquids pipeline systems and higher operating and administrative expenses. The increase in operating and administrative expenses was attributable to higher pipeline integrity costs, higher depreciation expense related to assets placed into service and an increase in workforce related costs. Additionally, fourth quarter 2012 results reflected approximately $9 million of costs to complete remediation of crude oil releases, primarily around our terminals.

Liquids Systems Volumes	Three months ended December 31,		Twelve months ended December 31,
(thousand barrels per day)	2012	2011	2012	2011
Lakehead	1,737	1,742	1,790	1,700
Mid-Continent	207	228	223	226
North Dakota	173	219	206	197
Total	2,117	2,189	2,219	2,123

Natural Gas – Adjusted operating income for the Natural Gas segment was $42.9 million for the three month period ended December 31, 2012, which was $8.5 million lower than the same period in 2011. Fourth quarter 2012 adjusted operating income was impacted by lower revenues due to lower natural gas and natural gas liquids prices, lower volumes on our East Texas system and higher operating and administrative expenses.

Natural Gas Throughput	Three months ended December 31,		Twelve months ended December 31,
(MMBtu per day)	2012	2011	2012	2011
East Texas	1,233,000	1,335,000	1,266,000	1,378,000
Anadarko	998,000	1,030,000	1,017,000	1,013,000
North Texas	333,000	327,000	330,000	337,000
Total	2,564,000	2,692,000	2,613,000	2,728,000

Marketing – The Marketing segment reported an adjusted operating loss of $1.4 million for the three month period ended December 31, 2012, an increase of $0.2 million from the $1.2 million of adjusted operating loss for the same period of 2011. The gas marketing business continues to be impacted by a weak natural gas pricing environment and narrow locational basis differentials.

MANAGEMENT REVIEW OF QUARTERLY RESULTS AND 2013 FINANCIAL GUIDANCE

Enbridge Partners will review its financial results for the quarter ended December 31, 2012 and present its 2013 financial guidance in a live Internet presentation, commencing at 10:00 a.m. Eastern Time on February 14, 2013. Interested parties may watch the live webcast at the link provided below. A replay will be available shortly afterward. Presentation slides and condensed unaudited financial statements will also be available on the Partnership’s website at the link below.

EEP Events and Presentations:

www.enbridgepartners.com/Investor-Relations/EEP/Events-and-Presentations/

Webcast link: http://www.media-server.com/m/p/7sorrxmc

The audio portion of the presentation will be accessible by telephone at (877) 299-4454 (Passcode: 37159171) and can be replayed until May 14, 2013 by calling (888) 286-8010 (Passcode: 59784432). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding derivative fair value losses and gains and other nonrecurring items that affect earnings. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Adjusted Earnings	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions except per unit amounts)	2012	2011	2012	2011
Net income	$69.2	$239.6	$550.1	$677.2
Lines 6A and 6B incident expenses, net of recoveries	10.0	(160.0)	(115.0)	(117.0)
Line 14 incident liability and lost revenues	(1.6)	—	10.5	—
Lawsuit settlement	—	—	—	(9.0)
Oil measurement adjustments	—	—	—	(52.2)
Impact from unusual winter conditions	—	—	—	9.2
Option premiums	(0.1)	6.8	(4.3)	6.8
Trucking and NGL Marketing legal and audit costs	—	—	7.4	—
Trucking and NGL Marketing prior period adjustment	—	18.4	—	32.9
Noncash derivative fair value (gains) losses
-Liquids	1.4	24.1	(1.3)	(14.4)
-Natural Gas	6.7	0.2	(4.3)	(15.8)
-Marketing	—	(0.8)	3.1	(0.7)
-Corporate	20.8	0.3	21.0	0.8
Noncash lower cost or market	(4.3)	—	—	—
Net income attributable to noncontrolling interest	(14.9)	(12.2)	(57.0)	(53.2)

Adjusted net income	87.2	116.4	410.2	464.6
Less: Allocations to General Partner	31.9	27.6	122.2	100.3

Adjusted net income allocable to Limited Partners	55.3	88.8	288.0	364.3
Weighted average units (millions)	302.9	276.4	290.6	262.3

Adjusted net income per Limited Partner unit (dollars)	$0.18	$0.32	$0.99	$1.39

Liquids	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions)	2012	2011	2012	2011
Operating income	$123.2	$297.4	$706.8	$816.2
Lines 6A and 6B incident expenses, net of recoveries	10.0	(160.0)	(115.0)	(117.0)
Line 14 incident liability and lost revenues	(1.6)	—	10.5	—
Lawsuit settlement	—	—	—	(5.6)
Oil measurement adjustments	—	—	—	(52.2)
Noncash derivative fair value (gains) losses	1.4	24.1	(1.3)	(14.4)

Adjusted operating income	$133.0	$161.5	$601.0	$627.0

Natural Gas	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions)	2012	2011	2012	2011
Operating income	$40.6	$26.0	$200.1	$183.6
Impact from unusual winter conditions	—	—	—	9.2
Option premiums	(0.1)	6.8	(4.3)	6.8
Trucking and NGL Marketing prior period adjustment	—	18.4	—	32.9
Trucking and NGL Marketing legal and audit costs	—	—	7.4	—
Noncash derivative fair value (gains) losses	6.7	0.2	(4.3)	(15.8)
Noncash lower cost or market	(4.3)	—	—	—

Adjusted operating income	$42.9	$51.4	$198.9	$216.7

Marketing	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions)	2012	2011	2012	2011
Operating loss	$(1.4)	$(0.4)	$(11.4)	$(0.8)
Noncash derivative fair value (gains) losses	—	(0.8)	3.1	(0.7)

Adjusted operating income loss	$(1.4)	$(1.2)	$(8.3)	$(1.5)

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles in the United States.

Adjusted EBITDA	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions)	2012	2011	2012	2011
Net cash provided by operating activities	$142.7	$393.0	$851.0	$1,045.6
Changes in operating assets and liabilities,net of cash acquired	65.5	36.0	180.9	111.0
Interest expense (1)	75.4	83.7	324.0	319.8
Income tax expense	1.7	0.2	8.1	5.5
Line 6B insurance recoveries received (2)	(20.0)	(235.0)	(220.0)	(285.0)
Settlement of interest rate swaps/treasury locks	—	—	—	18.8
Oil measurement adjustments	—	—	—	(52.2)
Impact from unusual weather conditions	—	—	—	9.2
Option premiums	(0.1)	6.8	(4.3)	6.8
Lawsuit settlement	—	—	—	(9.0)
Trucking and NGL Marketing legal and audit costs	—	—	7.4	—
Trucking and NGL Marketing prior period adjustment	—	18.4	—	32.9
Noncash lower cost or market	(4.3)	—	—	—
Other	6.6	(7.7)	(3.0)	(20.5)

Adjusted EBITDA	$267.5	$295.4	$1,144.1	$1,182.9

(1)

Interest expense excludes unrealized mark-to-market net losses of $20.8 million and $21.0 for the three and twelve month periods ended December 31, 2012, respectively. Excluded from interest expense for the three and twelve month periods ended December 31, 2011 are unrealized mark-to-market net losses of $0.3 million and $0.8 million, respectively.

(2)

Excludes $50.0 million of insurance recoveries for the year ended December 31, 2011, which were accrued at December 31, 2011. These insurance recoveries were received in the first quarter of 2012 and are included in the twelve month period ended December 31, 2012.

About Enbridge Energy Partners, L.P.

Enbridge Energy Partners, L.P. (www.enbridgepartners.com) owns and operates a diversified portfolio of crude oil and natural gas transportation systems in the United States. Its principal crude oil system is the largest transporter of growing oil production from western Canada. The system’s deliveries to refining centers and connected carriers in the United States account for approximately 15 percent of total U.S. oil imports, while deliveries to Ontario, Canada satisfy approximately 70 percent of refinery demand in that region. The Partnership’s natural gas gathering, treating, processing and transmission assets, which are principally located onshore in the active U.S. Mid-Continent and Gulf Coast areas, deliver approximately 2.5 billion cubic feet of natural gas daily. Enbridge Partners is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Enbridge Energy Management, L.L.C. (www.enbridgemanagement.com) manages the business and affairs of the Partnership, and its sole asset is an approximate 13 percent interest in the Partnership. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, (NYSE:ENB) (TSX:ENB) (www.enbridge.com), is the general partner of the Partnership and holds an approximate 22 percent interest in the Partnership.

LEGAL NOTICE

This news release includes forward-looking statements and projections, which are statements that do not relate strictly to historical or current facts. These statements frequently use the following words, variations thereon or comparable terminology: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “will” and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond Enbridge Partners’ ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for or the supply of, forecast data for and price trends related to crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (2) Enbridge Partners’ ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline systems; (4) shut-downs or cutbacks at facilities of Enbridge Partners or refineries, petrochemical plants, utilities or other businesses for which Enbridge Partners transports products or to whom Enbridge Partners sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to Enbridge Partners’ tariff rates; and (7) changes in laws or regulations to which Enbridge Partners is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance.

Reference should also be made to Enbridge Partners’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the most recently completed fiscal year and its subsequently filed Quarterly Reports on Form 10-Q, for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at the Partnership’s web site.

FOR FURTHER INFORMATION PLEASE CONTACT

Investor Relations Contact:	Media Contact:

Sanjay Lad	Terri Larson

Toll-free: (866) EEP INFO or (866) 337-4636	Telephone: (877) 496-8142

E-mail: eep@enbridge.com	E-mail: usmedia@enbridge.com

Website: enbridgepartners.com

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